Exhibit 23.3
ACM CONSULTANTS, INC.

April 29, 2015

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the reference in the Registration Statement on Form S-1 of Code Rebel Corporation (No. 333-203089) to our written evaluation opinion of the market value of the Code Rebel Corporation property, prepared in November 2014, and to the reference to our firm under the caption “Certain Relationships and Related Party Transactions” in the prospectus forming a part of the Registration Statement.

Very truly yours,

ACM CONSULTANTS, INC.

By:	/s/ Dominic Suguitan
	Name:	Dominic Suguitan
	Title:	Appraiser